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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to Registration Statement No. 33-70962 (Form S-3) and related Prospectus of Integrated Process Equipment Corp. for the registration of 1,800 Option Units, 234,000 shares of Common Stock and 140,400 Class B Warrants included in the Option Units and 140,000 shares of Common Stock issuable upon exercise of the Class B Warrants and to the incorporation by reference therein of our report dated August 18, 1995, with respect to the consolidated financial statements of Integrated Process Equipment Corp. as at June 30, 1995 and for each of the years in the two-year period then ended which report appears in the June 30, 1996 Annual Report on Form 10-K/A-1 of Integrated Process Equipment Corp. and the related financial statement schedule included therein.


/s/ Richard A. Eisner & Company, LLP



New York, New York
February 24, 1997